UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) May 28, 2009

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois	60455
(Address of Principal Executive Offices)	(Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Compensatory Arrangements of Certain Officers.

On May 28, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Manitex International, Inc. (the “Company”) approved performance goals for 2009 for the Company’s Executive Officer Cash Bonus Plan (“Bonus Plan”).

All executive officers of the Company and a number of other management employees are eligible participants in the 2009 Bonus Plan. In 2009, bonus-related performance for the executive officers will be measured against: (1) a target amount of net income from continuing operations, (2) a target amount of earnings before interest, taxes, depreciation and amortization (“EBITDA”), (3) a target reduction of consolidated inventory and (4) achievement of certain personal objectives. Of the maximum bonus, 25% will be attributed to each of the four individual measurements described above. The maximum possible bonus payment pursuant to the 2008 Bonus Plan is equal to 100% of the executive’s base salary.

For all of the executive officers to obtain the maximum bonus amount, the following must occur:

(1)	Net income from continuing operations must meet or exceed target net income from continuing operations.

(2)	EBITDA must meet or exceed the target for EBITDA.

(3)	Inventory reductions target must be achieved.

(4)	All personal objectives must be achieved.

The bonus will be reduced if established targets are not reached. The bonuses as a percentage of base salary will be reduced corresponding to the percentage of the net income from continuing operations and EBITDA targets and personal objectives not achieved. If net income from continuing operations or EBITDA does not equal 70% of the target (the threshold), no bonus related to that measurement will be earned. Bonuses related to net income and EBITDA will be reduced ratably between the target and the threshold. For example, the executive would earn 14.2% of his salary if EBITDA is 87% of target. The calculation is as follows (100%-87%)/(100%-70%) x 25% = 14.2%. The measurement related to inventory reductions is not subject to adjustment. No bonus related to inventory reduction will be paid if the target is not met. The threshold for net income from continuing operations is equal to approximately that achieved in 2008. The threshold for EBITDA for 2009 is equal to approximately 87% of 2008 EBITDA. The inventory reduction target represents a reduction of approximately 10% from the Company’s peak inventory balance.

Although bonuses pursuant to the 2009 Bonus Plan depend primarily on the achievement of the performance objectives described above, the Compensation Committee may adjust bonus measures and awards based on other financial or non-financial actions that the Committee believes will benefit long-term stockholder value.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

MANITEX INTERNATIONAL, INC.

	By:	/s/ David Gransee
	Name:	David Gransee
	Title:	CFO & Treasurer

Date: June 1, 2009